Exhibit 99.1

USG Corporation Reports Fourth Quarter and Full Year 2017 Results and Increases Share Repurchase Program to $500 Million

Business Highlights

Fourth Quarter 2017 vs. Fourth Quarter 2016

• Net sales increased to $831 million from $734 million

• Operating profit increased to $87 million from $59 million; adjusted operating profit increased to $106 million from $96 million

• Net loss of $62 million compared to net income of $307 million; adjusted net income increased to $77 million from $65 million

• Net loss in the fourth quarter of 2017 includes $138 million of income tax expense resulting from the Tax Cut and Reform Bill

Full Year 2017 vs. Full Year 2016

• Net sales increased to $3.2 billion from $3.0 billion

• Operating profit decreased to $367 million from $394 million; adjusted operating profit decreased to $438 million from $470 million

• Net income decreased to $95 million from $510 million; adjusted net income increased to $264 million from $251 million

CHICAGO--(BUSINESS WIRE)--February 1, 2018--USG Corporation (NYSE:USG), an industry leading manufacturer of building products and innovative solutions, today reported results for the fourth quarter and full year of 2017. The corporation also announced an increase in the share repurchase authorization, bringing the total authorization to $500 million.

“We had an outstanding close to a solid year for USG. The combination of focused operational performance by our manufacturing facilities and a high level of service to our customers enabled us to profitably grow our business, with net sales increasing by 13 percent and adjusted operating profit by 10 percent,” said Jennifer F. Scanlon, president and chief executive officer of USG Corporation. “We continued to invest in the commercialization of recently launched products and progressed on our advanced manufacturing initiatives in the fourth quarter.”

On a consolidated basis in the fourth quarter of 2017, net sales were $831 million, compared to $734 million in the fourth quarter of 2016. Operating profit increased to $87 million from $59 million, while adjusted operating profit increased to $106 million from $96 million in the fourth quarter of 2017 compared to the fourth quarter of 2016.

USG recorded $62 million in net loss, or $0.44 loss per diluted share, for the fourth quarter of 2017, compared to net income of $307 million, or $2.07 per diluted share, for the fourth quarter of 2016. Net loss in the fourth quarter of 2017 includes $138 million of income tax expense resulting from the Tax Cut and Reform Bill whereas 2016 net income includes $279 million of gain on sale of discontinued operations stemming from the sale of L&W Supply. On an adjusted basis, net income of $77 million, or $0.53 per diluted share, for the fourth quarter of 2017 increased from $65 million, or $0.44 per diluted share, for the fourth quarter of 2016. A full reconciliation of GAAP to adjusted metrics is set forth on an attached schedule.

The U.S. Wallboard & Surfaces segment generated $80 million of operating profit in the fourth quarter of 2017. On an adjusted basis, operating profit of $81 million in the U.S. Wallboard & Surfaces segment improved by $8 million over the fourth quarter of 2016. Wallboard volumes in the United States increased approximately 14% while wallboard price was down 4% from the fourth quarter of 2016. On a sequential basis, wallboard price decreased 1% from the third quarter due to increased freight. Surfaces products drove $2 million of improved profitability in the U.S. Wallboard & Surfaces segment.

The U.S. Performance Materials segment generated $5 million of operating profit in the fourth quarter of 2017. On an adjusted basis, operating profit of $5 million in the U.S. Performance Materials segment declined by $3 million over the fourth quarter of 2016. Higher freight and input costs coupled with additional sales and marketing expenses to support growth drove the decrease in operating profit.

The U.S. Ceilings segment generated $25 million of operating profit in the fourth quarter of 2017. On an adjusted basis, operating profit of $26 million increased by $9 million from the fourth quarter of 2016 due to improved pricing and volumes across tile and grid products.

The USG Boral business generated $17 million of equity income in the fourth quarter of 2017. On an adjusted basis, equity income increased $1 million compared to the fourth quarter of 2016.

USG recorded full year 2017 net sales of $3.2 billion, net income of $95 million, and diluted earnings per share of $0.65 compared to net sales of $3.0 billion, net income of $510 million and diluted earnings per share of $3.46 in 2016. On an adjusted basis, the corporation generated full year 2017 net income of $264 million, or diluted earnings per share of $1.80. For comparative purposes, on an adjusted basis, USG recorded net income of $251 million, or diluted earnings per share of $1.70 for the full year of 2016.

USG also announced today that its Board of Directors approved a $250 million increase to its share repurchase program, raising the total authorization to $500 million. As of December 31, 2017, $66 million remained under the corporation’s previously authorized $250 million share repurchase program. Although the Board of Directors did not set an expiration date for the share repurchase program, the corporation expects to execute the program within 18 months. Repurchases are expected be made from free cash flow generated from the business. Based on the January 31, 2018 closing share price, approximately 8 million shares, or 6 percent of the corporation’s market capitalization as of January 31, 2018, could be repurchased based on the remaining $316 million authorization under the share repurchase program. The corporation may repurchase shares from time to time in the open market or in other privately negotiated transactions, subject to market conditions.

“Our new organizational structure will enable us to be closer to all of our customers and deliver better value for them. Increasing customer loyalty will be the key to delivering results for our shareholders,” said Scanlon. “I am confident in our strategy and the ability of our team to exceed the expectations of our customers and shareholders.”

A conference call is being held today at 9:00 a.m. Eastern time (8:00 a.m. Central time) during which USG senior management will discuss the corporation’s operating results. The conference call will be webcast on the USG investor relations website, investor.usg.com, where the accompanying presentation materials can be found. The dial-in number for the conference call is 1-888-771-4371 in the United States and Canada (1-847-585-4405 for other international callers), and the pass code is 46214317. After the live webcast, a replay of the webcast will be available on the USG website. In addition, a telephonic replay of the call will be available until Friday, March 3, 2018. The replay dial-in number is 1-888-843-7419 (1-630-652-3042 for international callers), and the pass code is 46214317.

About USG Corporation

USG Corporation is an industry-leading manufacturer of building products and innovative solutions. Headquartered in Chicago, USG serves construction markets around the world through its Gypsum, Performance Materials, Ceilings, and USG Boral divisions. Its wall, ceiling, flooring, sheathing and roofing products provide the solutions that enable customers to build the outstanding spaces where people live, work and play. Its USG Boral Building Products joint venture is a leading plasterboard and ceilings producer across Asia, Australasia and the Middle East. For additional information, visit www.usg.com.

Non-GAAP Financial Measures

In this press release, the corporation’s financial results are provided both in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. In particular, the corporation presents the non-GAAP financial measures adjusted operating profit, adjusted net income, adjusted selling and administrative expenses, adjusted equity income from USG Boral Building Products, adjusted average diluted shares and adjusted earnings per diluted share, which exclude certain items. The non-GAAP financial measures are included as a complement to results provided in accordance with GAAP because management believes these non- GAAP financial measures help investors’ ability to analyze underlying trends in the corporation’s business, evaluate its performance relative to other companies in its industry and provide useful information to both management and investors by excluding certain items that may not be indicative of the corporation’s core operating results. In addition, adjusted operating profit includes the income from the corporation's equity method investments, including USG Boral Building Products, because management views the joint ventures as a business unit, even though the corporation’s share of the joint ventures are 50%. In addition, the corporation uses adjusted net income as a component in the measurement of incentive compensation. Prior year adjusted results also exclude results from Gypsum Transportation Limited (GTL), a shipping operation that the corporation has exited. Adjustments to net earnings are shown net of the tax effect computed at applicable statutory rates. The non-GAAP measures should not be considered a substitute for or superior to GAAP results and may vary from others in the industry. For further information related to the corporation’s use of non-GAAP financial measures, and reconciliations to the nearest GAAP measures, see the schedules attached hereto.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including, but not limited to, the execution, funding, and timing of USG's share repurchase program and the impact of our new organizational structure. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect our sales and profitability or other results and liquidity. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date and we undertake no obligation to update any forward-looking statement. Actual results may differ materially due to various other factors, including: economic conditions, such as employment levels, the availability of skilled labor, household formation, home ownership rate, new and existing home price trends, availability of mortgage financing, interest rates, deductibility of mortgage interest and real estate taxes, consumer confidence, job growth and discretionary business investment; competitive conditions and our ability to maintain or achieve price increases; the loss of one or more major customers, including L&W, and the increasing number of our customers with significant buying power; increased costs, or decreased availability, of key raw materials, transportation or energy; unexpected operational difficulties or catastrophic events at our facilities; our ability to successfully operate the joint venture with Boral Limited, including risks that our joint venture partner, Boral Limited, may not fulfill its obligations as an investor or may take actions that are inconsistent with our objectives; exposure to risks of operating internationally; our ability to innovate and protect our intellectual property and other proprietary rights; our ability to make capital expenditures and achieve the expected return on investment; a disruption in our information technology systems; compliance with environmental and safety regulations or product safety concerns; the outcome in legal and governmental proceedings; the ability of a small number of stockholders to influence our business and stock price; our ability to successfully pursue and complete acquisitions, joint ventures and other transactions to complement or expand our businesses; significant changes in factors and assumptions used to measure our defined benefit plan obligations; our ability to return capital to stockholders; the occurrence of an “ownership change” within the meaning of the Internal Revenue Code; our ability pursue strategic opportunities without increasing our debt and leverage ratio; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. We assume no obligation to update any forward-looking information contained in this press release. Additional information concerning these and other factors may be found in our filings with the Securities and Exchange Commission, including the “Risk Factors” in our most recent Annual Report on Form 10-K.

USG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31
	2017	2016	2017	2016
Net sales	$ 831	$ 734	$ 3,204	$ 3,017
Cost of products sold	661	584	2,539	2,312
Gross profit	170	150	665	705
Selling and administrative expenses	83	91	298	304
Long-lived asset impairment charges	—	—	—	10
Recovery of receivable	—	—	—	-3
Operating profit	87	59	367	394
Income from equity method investments	17	12	59	49
Net interest expense	(13)	(29)	(65)	(141)
Loss on extinguishment of debt	—	(32)	(22)	(37)
Other income (expense), net	1	3	(4)	9
Income from continuing operations before income taxes	92	13	335	274
Income tax (expense) benefit	(155)	15	(231)	(63)
(Loss) income from continuing operations	(63)	28	104	211
Income (loss) from discontinued operations, net of tax	1	—	(9)	20
Gain on sale of discontinued operations, net of tax	—	279	—	279
Net (loss) income	$ (62)	$ 307	$ 95	$ 510

Earnings per average common share - basic:
(Loss) income from continuing operations	$ (0.45)	$ 0.19	$ 0.72	$ 1.45
Income (loss) from discontinued operations	0.01	1.91	(0.06)	2.04
Net income	$ (0.44)	$ 2.10	$ 0.66	$ 3.49

Earnings per average common share - diluted: Income (loss) from discontinued operations
(Loss) income from continuing operations	$ (0.45)	$ 0.19	$ 0.71	$ 1.44
Income (loss) from discontinued operations	0.01	1.88	(0.06)	2.02
Net income	$ (0.44)	$ 2.07	$ 0.65	$ 3.46

Average common shares	141,277,091	146,159,623	144,447,488	145,929,506
Average diluted common shares	141,277,091	148,327,939	146,710,846	147,660,979

USG CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions, except share data) (Unaudited)

	As of December 31, 2017	As of December 31, 2016
Assets
Cash and cash equivalents	$ 394	$ 427
Short-term marketable securities	62	62
Receivables (net of reserves - 2017 - $9 and 2016 - $8)	233	183
Inventories	252	236
Income taxes receivable	16	1
Other current assets	35	40
Total current assets	992	949
Long-term marketable securities	37	29
Property, plant and equipment (net of accumulated
depreciation and depletion - 2017 - $2,053 and 2016 - $1,960)	1,762	1,707
Deferred income taxes	293	492
Equity method investments	686	628
Goodwill and intangible assets	43	8
Other assets	45	56
Total assets	$ 3,858	$ 3,869

Liabilities and Stockholders' Equity
Accounts payable	$ 280	$ 237
Accrued expenses	135	175
Income taxes payable	—	10
Total current liabilities	415	422
Long-term debt	1,078	1,083
Deferred income taxes	4	4
Pension and other postretirement benefits	326	290
Other liabilities	183	184
Total liabilities	2,006	1,983
Stockholders' Equity:
Preferred stock – $1 par value, authorized 36,000,000 shares; outstanding - none	—	—
Common stock – $0.10 par value; authorized 200,000,000 shares; issued: 2017 - 146,513,000 shares and 2016 - 146,167,000 shares	15	15
Treasury stock at cost; 2017 - 5,571,000 shares and 2016 - 0 shares	(169)	—
Additional paid-in capital	3,057	3,038
Accumulated other comprehensive loss	(389)	(385)
Retained earnings (accumulated deficit)	(662)	(782)
Total stockholders' equity	1,852	1,886
Total liabilities and stockholders' equity	$ 3,858	$ 3,869

Other Information:
Total cash and cash equivalents and marketable securities	$ 493	$ 518
Borrowing availability under existing credit facilities	155	85
Total Liquidity	$ 648	$ 603

USG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
(Unaudited)

	Twelve months ended December 31,
	2017	2016
Operating Activities
Net income	$ 95	$ 510
Less: (Loss) income from discontinued operations, net of tax	(9)	299
Income from continuing operations	104	211
Adjustments to reconcile income from continuing operations to net cash:
Depreciation, depletion and amortization	132	134
Loss on extinguishment of debt	22	37
Long-lived asset impairment charges	—	10
Recovery of receivable	—	(3)
Share-based compensation expense	18	18
Deferred income taxes	248	57
(Loss) gain on asset dispositions	1	(9)
Income from equity method investments	(59)	(49)
Dividends received from equity method investments	42	47
Pension settlement	12	20
Change in operating assets and liabilities	(142)	(168)
Other, net	4	9
Net cash provided by operating activities of continuing operations	382	314
Net cash (used for) provided by operating activities of discontinued operations	—	59
Net cash provided by operating activities	$ 382	$ 373
Investing Activities
Purchases of marketable securities	(105)	(274)
Sales or maturities of marketable securities	97	413
Capital expenditures	(168)	(83)
Net proceeds from asset dispositions	2	12
Acquisition of business	(52)	—
Other investing activities	1	11
Net cash (used for) provided by investing activities of continuing operations	(225)	79
Net cash provided by (used for) investing activities of discontinued operations	6	667
Net cash (used for) provided by investing activities	$ (219)	$ 746
Financing Activities
Issuance of debt	500	—
Repayment of debt	(521)	(1131)
Payment of debt issuance fees	(8)	—
Issuances of common stock	15	4
Repurchase of common stock	(184)	—
Repurchases of common stock to satisfy employee tax withholding obligations	(4)	(2)
Net cash used for financing activities of continuing operations	$ (202)	$ (1,129)

Effect of exchange rate changes on cash	6	(5)
Net decrease in cash and cash equivalents from continuing operations	$ (39)	$ (741)
Net increase in cash and cash equivalents from discontinued operations	6	726
Change in cash balance included in discontinued operations	—	—
Net decrease in cash and cash equivalents	(33)	(15)
Cash and cash equivalents at beginning of period	427	442
Cash and cash equivalents at end of period	$ 394	$ 427

USG CORPORATION
SEGMENT BUSINESS RESULTS
(dollars in millions) (Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Net Sales
U.S. Wallboard and Surfaces	$ 499	$ 440	$ 1,916	$ 1,778
U.S. Performance Materials	95	86	373	357
U.S. Ceilings	122	102	477	467
Canada	105	95	405	389
Other	67	55	245	220
Eliminations	(57)	(44)	(212)	(194)
Total USG Corporation Net Sales	$ 831	$ 734	$ 3,204	$ 3,017

Operating Profit (Loss)
U.S. Wallboard and Surfaces	$ 80	$ 67	$ 314	$ 334
U.S. Performance Materials	5	6	26	41
U.S. Ceilings	25	15	95	101
Canada	5	5	12	26
Other	3	2	11	(4)
Corporate	(30)	(36)	(90)	(104)
Eliminations	(1)	—	(1)	—
Total USG Corporation Operating Profit	$ 87	$ 59	$ 367	$ 394

USG Boral Building Products (UBBP)
Net sales	$ 313	$ 274	$ 1,200	$ 1,052
Operating profit	42	28	160	133
Net income attributable to UBBP	34	25	117	99
USG share of income from UBBP	17	12	59	49

USG CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Income from equity method investments - GAAP	$17	$12	$59	$49
USG's share of UBBP impairment charges	—	4	—	8
Adjusted equity income from UBBP - Non-GAAP	$17	$16	$59	$57

Operating profit - GAAP	$87	$59	$367	$394
Income from equity method investments	17	12	59	49
Pension settlement charge	2	17	12	17
Exit of commercial office space	—	4	—	4
USG's share of UBBP impairment charges	—	4	—	8
Long-lived asset impairment and severance charges	—	—	—	12
Gain on sale of surplus property	—	—	—	(11)
GTL recovery of receivable / shipping operations	—	—	—	(3)
Adjusted operating profit - Non-GAAP	$106	$96	$438	$470

U.S. Wallboard and Surfaces operating profit - GAAP	$80	$67	$314	$334
Pension settlement charge	1	6	7	6
Gain on sale of surplus property	—	—	—	(11)

U.S. Wallboard and Surfaces adjusted operating profit - Non-GAAP	$81	$73	$321	$329

U.S. Performance Materials operating profit - GAAP	$5	$6	$26	$41
Pension settlement charge	—	2	2	2

U.S. Performance Materials adjusted operating profit - Non-GAAP	$5	$8	$28	$43

U.S. Ceilings operating profit - GAAP	$25	$15	$95	$101
Pension settlement charge	1	2	2	2

U.S. Ceilings adjusted operating profit - Non-GAAP	$26	$17	$97	$103

UBBP operating profit - GAAP	$42	$28	$160	$133
Income from equity method investments owned by UBBP	3	2	15	11
Operating profit attributable to non-controlling interest, pre-tax	(1)	(2)	(6)	(6)
Long-lived asset impairment charges in Oman included in operating (profit) loss, pre-tax	—	14	—	14
Long-lived asset impairment and severance charges	—	—	—	9
UBBP adjusted operating profit - Non-GAAP	$44	$42	$169	$161

USG CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Selling and Administrative Expenses - GAAP	$ 83	$ 91	$ 298	$ 304
Pension settlement charge	—	(10)	(2)	(10)
Exit of commercial office space	—	(4)	—	(4)
Adjusted Selling and Administrative Expenses - Non- GAAP	$ 83	$ 77	$ 296	$ 290

Net (loss) income - GAAP	$ (62)	$ 307	$ 95	$ 510
Loss (income) from discontinued operations, net of tax	(1)	(279)	9	(299)
Loss on extinguishment of debt	—	32	22	37
Pension settlement charge	2	17	12	17
Exit of commercial office space	—	4	—	4
USG's share of UBBP impairment charges	—	4	—	8
Long-lived asset impairment and severance charges	—	—	—	12
Gain on sale of surplus property	—	—	—	(11)
GTL recovery of receivable	—	—	—	(8)
Change in tax law	138	—	138	—
Tax effect on adjustments (a)	—	(20)	(12)	(19)
Adjusted net income - Non-GAAP	$ 77	$ 65	$ 264	$ 251

Earnings (loss) per average diluted common share - GAAP	$ (0.44)	$ 2.07	$ 0.65	$ 3.46
Adjustments per average diluted common share:
Loss (income) from discontinued operations, net of tax	(0.01)	(1.88)	0.06	(2.02)
Loss on extinguishment of debt	—	0.22	0.15	0.25
Pension settlement charge	0.01	0.11	0.08	0.11
Exit of commercial office space	—	0.03	—	0.03
USG's share of UBBP impairment charges	—	0.02	—	0.05
Long-lived asset impairment and severance charges	—	—	—	0.08
Gain on sale of surplus property	—	—	—	(0.08)
GTL recovery of receivable	—	—	—	(0.05)
Change in tax law	0.97	—	0.94	—
Tax effect on adjustments (a)	—	(0.13)	(0.08)	(0.13)
Adjusted earnings per adjusted average diluted common share – Non-GAAP	$ 0.53	$ 0.44	$ 1.80	$ 1.70

Average diluted common shares – GAAP	141,277,091	148,327,939	146,710,846	147,660,979
Adjustment to add common shares that would be dilutive based on adjusted net income	1,833,704	—	—	—
Adjusted average diluted common shares – Non- GAAP	143,110,795	148,327,939	146,710,846	147,660,979

(a) - Tax effect on adjustments is calculated using country specific statutory rates.

CONTACT:
USG Corporation
Media:
Kathleen Prause, 312-436-6607
kprause@usg.com
or
Investors:
Bill Madsen, 312-436-5349
investorrelations@usg.com